Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
AND JOINDER

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND JOINDER dated as of June 20, 2019 (this “Amendment”), with respect to the Credit Agreement referred to below, by and among CARBO Ceramics Inc., a Delaware corporation, as borrower (“Borrower”), the guarantors party hereto (collectively, the “Guarantors”), the lenders party hereto (collectively, the “Lenders”), and Wilks Brothers, LLC, a Texas limited liability company, as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, Borrower, Administrative Agent, and the lenders party thereto from time to time are parties to that certain Amended and Restated Credit Agreement dated as of March 2, 2017, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 7, 2018 (as the same now exists and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, following the completion of a disposition of certain assets of Borrower, Borrower prepaid the Term Loans in an amount equal to $14,533,000 (the “Prepayment Amount”) pursuant to that certain Waiver to Credit Agreement dated as of May 28, 2019 among Borrower, Administrative Agent, and the lenders party thereto;

WHEREAS, the Borrower has requested that, notwithstanding anything in the Credit Agreement to the contrary, the Administrative Agent and the lenders signatory hereto agree to permit Borrower to re-borrow the Prepayment Amount as an incremental term loan tranche under the existing Term Loan Facility such that after funding of such Incremental Term Loan (as hereinafter defined) by the Incremental Term Loan Lender (as hereinafter defined) on the Second Amendment Effective Date (as hereinafter defined), the aggregate outstanding principal amount of the Term Loans will be equal to $65,000,000;

WHEREAS, Equify Financial LLC (“Equify”) is willing to become a Lender under and pursuant to the Credit Agreement to (i) provide the Incremental Term Loan to Borrower under the existing Term Loan Facility, and (ii) pursuant to that certain Assignment and Acceptance effective as of the date hereof (the “Assignment and Acceptance”), between Equify and Wilks Brothers, LLC, as existing lender (“Existing Lender”), purchase and assume from Existing Lender a portion of the Existing Lender’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto; and

WHEREAS, in order to effect the foregoing and modify and amend certain other terms of the Credit Agreement, the parties hereto desire to modify and amend the Credit Agreement on the terms and subject to the conditions as set forth herein.

NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.	Defined Terms.

Unless otherwise defined herein, all capitalized terms used herein (including, without limitation, in the recitals to this Amendment) have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

Section 2.Joinder of Incremental Term Loan Lender.

By its execution of this Amendment, from and after the Second Amendment Effective Date, the Incremental Term Loan Lender shall become a party to the Credit Agreement and have the rights and obligations of a “Lender” for all purposes under the Credit Agreement and the other Credit Documents and shall be joined, and shall have bound itself to the Credit Agreement and to all other Credit Documents to which the lenders are bound generally as of the Second Amendment Effective Date.  The Incremental Term Loan Lender hereby assumes all of the obligations of a “Lender” under the Credit Agreement and the other Credit Documents and shall be entitled to all of the rights and benefits of a “Lender” under the Credit Documents.  The Incremental Term Loan Lender hereby agrees to furnish the Administrative Agent with all agreements, documents or instruments that the Administrative Agent or lenders are required or reasonably requested by the Administrative Agent, the lenders or the Borrower to deliver to the Administrative Agent, the lenders or to the Borrower pursuant to the Credit Agreement.

Section 3.	Incremental Term Loan Commitment.

By its execution of this Amendment, effective as of the Second Amendment Effective Date, the Incremental Term Loan Lender shall be a Lender for all purposes under the Credit Agreement and shall fund the Incremental Term Loan in accordance with the Credit Agreement and this Amendment.  Following the Incremental Term Loan Lender’s funding of the Incremental Term Loan Commitment pursuant to the Credit Agreement and this Amendment, the Incremental Term Loan Lender’s commitment shall irrevocably terminate and the Borrower will have no further right to request any Term Loans from any Lender under the Credit Agreement.

Section 4.	Amendments to Credit Agreement.

The Credit Agreement is, effective as of the Second Amendment Effective Date (as hereinafter defined), hereby amended as follows:

(a)The following new terms are hereby added to Section 1.1 (Certain Defined Terms) of the Credit Agreement in the appropriate alphabetical order:

“Incremental Term Loan” has the meaning set forth in Section 2.3.

“Incremental Term Loan Commitment” means the commitment of the Incremental Term Loan Lender to make the Incremental Term Loan in accordance with Section 2.3.

“Incremental Term Loan Lender” mean Equify Financial LLC.

“Second Amendment to Credit Agreement and Joinder” means that certain Second Amendment to Amended and Restated Credit Agreement and Joinder dated as of the Second Amendment Effective Date by and among Borrower, the guarantors party thereto, the lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means June 20, 2019, the date on which the conditions precedent to the effectiveness of the Second Amendment to Credit Agreement and Joinder were satisfied.

(b)The following terms as set forth in Section 1.1 (Certain Defined Terms) of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Majority Lenders” means (a) other than as provided in clause (b) and (c) below, two or more Lenders holding at least fifty-one-percent (51%) of the sum of the aggregate unpaid principal amount of the Term Loan, (b) other than as provided in clause (c) below at any time when there is only one Lender, such Lender, and (c) at any time when the Wilks Brothers, LLC or its Affiliate is a Lender, Wilks Brothers, LLC or its Affiliate.

“Make-Whole Payment” means, with respect to any optional prepayment of Term Loans under Section 2.5(b) and any mandatory prepayment under Section 2.5(c)(i), or any prepayment or repayment of Term Loans following an Event of Default and the acceleration of the Term Loans as a result of such Event of Default (provided, however, that with respect to any such acceleration resulting from an Event of Default arising under Sections 7.1(c) (only with respect to a breach of Section 5.3(a), 6.1, 6.2, 6.3, 6.5, 6.9, 6.10, 6.14) and 7.1(k), no Make-Whole Payment shall be due unless Borrower (x) has received written notice of such Default or Event of Default from the Administrative Agent and (y) has failed to cure or remedy such Default or Event of Default within thirty (30) days after receipt of such written notice; provided further, that with respect to Defaults or Events of Default as a result of violations of (i) Sections 6.1, 6.3, 6.9 and 6.10, the Borrower shall only have the ability to cure such Event of Default in the event the cost of such cure for any single Default or single Event of Default, if any, does not exceed the greater of (A) ten-percent (10%) of the value of the transaction giving rise to such Default or Event of Default, and (B) $500,000 (provided that in no event shall the aggregate costs associated with all cures pursuant to the foregoing clauses (A) and (B) exceed $1,000,000 prior to the payment in full of all Obligations relating to the Term Loans), and (ii) Sections 6.2, 6.5, 6.14 and 7.1(k) the Borrower shall only have the ability to cure such Event of Default in the event the cost to cure such Default or Event of Default is de minimis and with respect to any cure of Section 7.1(k) such cure must also restore the security interest of the Administrative Agent on the relevant Property to an Acceptable Security Interest), in each case solely to the extent such prepayment or repayment of Term Loans is made or is required to be made, as applicable, at any time prior to March 31, 2021, a cash amount equal to the excess, if any, of (1) the sum of the present values of (i) one hundred-percent (100%) of the principal amount of Term Loans being prepaid or repaid and (ii) the remaining scheduled payments of interest with respect to such Term Loans being prepaid or repaid from the actual date of prepayment or repayment through December 31, 2022, not including any portion of such payments of interest accrued as of the date of prepayment or repayment, discounted back to the day of prepayment or repayment on a semi-annual basis (assuming a 360-day year consisting of twelve thirty (30)-day months) at the Treasury Rate plus fifty (50) basis points, over (2) one hundred-percent (100%) of the principal amount of Term Loans being prepaid or repaid.  Any required payment of a Make-Whole Payment under this Agreement is in addition to, and not in replacement of, any amount paid pursuant to Section 2.8.  For the avoidance of doubt, provisions relating to Make-Whole Payment are for the benefit of the Lenders only (and the Administrative Agent for the ratable benefit of the Lenders).  The Borrower acknowledges that (i) the Lenders have bargained for the right to maintain their investment in the Term Loans free from repayment until the Maturity Date, with certain limited exceptions as specified in this Agreement, (ii) such limited exceptions, and the repayment price applicable to such exceptions, are the result of negotiations among the Borrower and the Lenders, (iii) the Borrower does not have the right to directly or indirectly optionally repay the Term Loans other than pursuant to Section 2.5(b), (iv) except as specifically provided in this Agreement, any voluntary repayment of Term Loans at any time prior to March 31, 2021 is required to be at a price including the Make-Whole Payment, and (v) the Make-Whole Payment (A) is intended to provide compensation to the Lenders for the repayment of the Term Loans prior to the Maturity Date, (B) constitutes reasonable compensation to the Lenders for the deprivation of their right to hold the Term Loans free from such early repayment, and (C) is not a penalty.

“Term Loans” means any and all (i) “Tranche B Term Advances” (as defined in the Existing Agreement) outstanding on the Effective Date immediately before giving effect to this Agreement, (ii) Additional Term Loans outstanding on the Second Amendment Effective Date immediately before giving effect to the Second Amendment to Credit Agreement and Joinder, and (iii) Incremental Term Loans made pursuant to Section 2.3.

(c)Schedule I (Commitments, Contact Information) to the Credit Agreement is hereby amended and restated in its entirety to read in full as set forth on Schedule I hereto and each Lender’s Pro Rata Share of the Term Loans on the Second Amendment Effective Date, immediately after giving effect to the Second Amendment to Credit and the Assignment and Acceptance, is set forth on Schedule I hereto.

(d)Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.3Incremental Term Loan.  The Incremental Term Loan Lender agreed, subject to the terms and conditions set forth in the Second Amendment to Credit Agreement and Joinder, to make an incremental term loan in the principal amount of $14,533,000 (the “Incremental Term Loan”) to the Borrower on the Second Amendment Effective Date.  The Incremental Term Loan Commitment shall irrevocably terminate upon the Incremental Term Loan Lender funding the Incremental Term Loan.  Once prepaid or repaid, the Borrower may not re-borrow any Term Loan (including without limitation, the Incremental Term Loan) or any portion thereof.”

(e)The first sentence of Section 6.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“No Credit Party shall, nor shall it permit any of its Subsidiaries to, use the proceeds of the Additional Term Loan or the Incremental Term Loan other than for working capital purposes, general corporate purposes and to fund Acquisitions permitted hereunder.”

Section 5.	Representations and Warranties.

Each Credit Party hereby represents and warrants (which representations and warranties survive the execution and delivery hereof) to each of the Lenders and the Administrative Agent that:

(a)the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (x) to the extent such representation or warranty was specifically made with regard to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date; and (y) for such changes as a result of any act or omission specifically permitted under the Credit Agreement or any other Credit Document;

(b)the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by such Credit Party, and this Amendment is a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party, in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(c)immediately prior to and after giving effect to this Amendment, no Default and no Event of Default exists and each Credit Party is in full compliance with the Credit Agreement and each of the other Credit Documents to which such Credit Party is a party;

(d)the borrowing of the Incremental Term Loan and the use of proceeds thereof are within Borrower’s corporate power, have been duly authorized by all necessary action, do not contravene (i) the Borrower’s certificate or articles of incorporation or bylaws, or (ii) any Legal Requirement or any material contractual restriction binding on or affecting the Borrower, will not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement and do not require any authorization or approval or other action by, or any notice or filing with any Governmental Authority; and

(e)as of the date hereof, all Liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the other Credit Documents, are valid, enforceable, duly perfected to the extent required by the Credit Agreement and the other Credit Documents, non-avoidable, first priority liens, security interests, assignments and pledges (subject only to Permitted Liens), continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective Security Document pursuant to which such Liens were granted.

Section 6.	Conditions Precedent.

The obligation of the Incremental Term Loan Lender to extend the Incremental Term Loan as provided for in this Amendment and the effectiveness of this Amendment is subject to prior or concurrent satisfaction of each of the following conditions precedent:

(a)Documentation.  The Administrative Agent or its counsel shall have received (including by way of electronic transmission) the following, duly executed by all the parties thereto, each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i)an Amendment to the Stockholder’s Agreement, an Amendment to the Warrant Agreement, the Assignment and Acceptance, this Amendment, to the extent requested by a Lender, a Note payable to the order of each Lender, and all other applicable Credit Documents;

(ii)a certificate from an authorized officer of each of the Credit Parties dated as of the Second Amendment Effective Date stating that as of such date (A) all representations and warranties of such Credit Party set forth in this Amendment, the Credit Agreement and the other Credit Documents are true and correct, (B) such Credit Party shall have performed and complied with all covenants and conditions required herein to be performed or complied with by it prior to the Second Amendment Effective Date and (C) no Default then exists;

(iii)a secretary’s certificate from each Credit Party certifying such Credit Party’s (A) officers’ incumbency, (B) authorizing resolutions, (C) organizational documents, and (D) governmental approvals, if any, with respect to this Amendment, and the other Credit Documents to which such Credit Party is a party;

(iv)certificates of good standing for each Credit Party in the state in which each such Credit Party is incorporated or organized, which certificates shall be dated a date not earlier than ten (10) days prior to the Second Amendment Effective Date;

(v)legal opinion of Vinson & Elkins LLP, as special counsel to the Credit Parties with respect to the Amendment to the Stockholder’s Agreement, the Amendment to the Warrant Agreement, this Amendment, the Credit Agreement and the other Credit Documents, similar in scope and substance to the opinion addressed and delivered to the Administrative Agent in connection with the of the Credit Agreement;

(vi)security documentation, reaffirmation agreements or ratifications as the Administrative Agent or any Lender may reasonably request; and

(vii)such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or any Lender may reasonably request.

(b)Consents; Authorization; Conflicts.  The Borrower shall have received any consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which the Borrower, or any Subsidiary is a party, in connection with the execution, delivery, performance, validity and enforceability of this Amendment, the Credit Agreement and the other Credit Documents.  In addition, the Borrower and the Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower and its Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Amendment and the actions contemplated hereby.

(c)Representations and Warranties.  The representations and warranties contained in Section 5 of this Amendment shall be true and correct on and as of the Second Amendment Effective Date before and after giving effect to the making of the Incremental Term Loan and to the application of the proceeds therefrom.

(d)Payment of Fees and Expenses.

(i)Borrower shall have paid in full to the Incremental Term Loan Lender an amendment fee equal to $217,995.00 in good and immediately available funds (the “Amendment Fee”).  The Amendment Fee shall be fully earned and nonrefundable as of the date of this Amendment; and

(ii)Borrower shall have paid in full to the Administrative Agent and its counsel all other fees and expenses related to this Amendment, the Credit Agreement or any other Credit Document.

(e)Other Proceedings.  No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending or, to the knowledge of Borrower, threatened and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Amendment, the Credit Agreement, or any other Credit Documents or any transaction contemplated hereby or thereby or (ii) which, in any case, in the judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.

(f)Other Reports.  The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, all environmental reports, and such other reports, audits or certifications as it may reasonably request.

(g)No Default.  No Default then exists and the making of the Incremental Term Loan would not cause a Default to occur.

(h)Solvency.  The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent from a senior financial officer of the Borrower and each Guarantor certifying that, both before and after giving effect to the Incremental Term Loan to be made on the Second Amendment Effective Date, the Borrower and each such other Guarantor is and shall be Solvent.

(i)USA Patriot Act.  The Borrower has delivered to each Lender that is subject to the Patriot Act such information requested by such Lender in order to comply with the Patriot Act.

Section 7.	Waiver of Claims.

Each Credit Party hereby waives, releases, remises and forever discharges the Administrative Agent and the Lenders from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with this Amendment, the Credit Agreement and any other Credit Document (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Credit Party ever had, now has or might hereafter have against the Administrative Agent or any Lender which relate, directly or indirectly, to any acts or omissions of the Administrative Agent or any Lender on or prior to the date hereof.

Section 8.	Reference to and Effect on the Credit Agreement and the Credit Documents.

(a)Except as expressly provided herein (i) the Credit Agreement and the other Credit Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms and are hereby in all respects ratified and confirmed, (ii) the agreements of the Administrative Agent and the Lenders set forth herein shall be limited strictly as written, and (iii) this Amendment shall not be deemed a waiver of any term or condition of the Credit Agreement or any other Credit Document and shall not be deemed to limit, impair, constitute a waiver of, or otherwise affect or prejudice any right or rights which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Credit Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

(b)Each Credit Party hereby affirms its obligations under the Credit Agreement (as amended hereby) and the other Credit Documents and confirms its grant of a security interest in and the Administrative Agent’s Lien on its assets as Collateral for the Obligations and acknowledges and affirms that such guarantee and/or grant is and shall remain in full force and effect in respect of, and to secure, the Obligations, in each case, in accordance with and subject to the terms of the Credit Agreement and the other Credit Documents, as applicable.

(c)Upon and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended by this Agreement.

(d)This Amendment shall constitute a Credit Document.

Section 9.	Execution in Counterparts.

This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery by electronic transmission (including .pdf) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 10.	Costs and Expenses.

Borrower hereby affirms its obligation under the Credit Agreement to reimburse the Administrative Agent for all costs and expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith, including but not limited to the attorneys’ fees and time charges of attorneys for the Administrative Agent with respect thereto.

Section 11.	Further Assurances.

Pursuant to the Credit Agreement and the other Credit Documents, each Credit Party hereby authorizes the Administrative Agent to file any (x) financing statements to the extent permitted by applicable Legal Requirements in order to perfect or maintain the perfection of any security interest granted under any of the Credit Documents and/or (y) amendments to the existing financing statements to reflect the terms of the Credit Documents as amended by this Amendment.  The Borrower at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent upon reasonable request by the Administrative Agent all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of any other Credit Party or Subsidiary, as the case may be, in the Credit Documents, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral, the Credit Agreement, the other Credit Documents and this Amendment.

Section 12.	Guarantors Consent and Acknowledgement.

The Guarantors, for value received, hereby consent to the Borrower’s execution and delivery of this Amendment, and the performance by the Borrower of its agreements and obligations hereunder (including without limitation the borrowing of the Incremental Term Loan by the Borrower hereunder).  This Amendment and the performance or consummation of any transaction that may be contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair the Guarantors’ liabilities and obligations to the Administrative Agent and/or the lenders under the Credit Documents (including without limitation the Guaranteed Obligations, as defined in the Guaranty).  Each of the Guarantors acknowledges and agrees that (i) the Guaranty to which such Guarantor is a party remains in full force and effect and is fully enforceable against such Guarantor in accordance with its terms and (ii) it has no offsets, claims or defenses to or in connection with the Guaranteed Obligations, all of such offsets, claims and/or defenses are hereby waived.

Section 13.	Governing Law; Submission to Jurisdiction; Waiver of Jury.

The terms of Section 9.13 (Governing Law), Section 9.16 (Submission to Jurisdiction) and Section 9.18 (Waiver of Jury) of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial (and, where applicable, judicial reference) are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:

CARBO CERAMICS INC.

By: /s/ Gary Kolstad

Name: Gary Kolstad
Title: President

GUARANTORS:

CARBO CERAMICS INC.

By: /s/ Gary Kolstad

Name: Gary Kolstad
Title: President

ASSET GUARD INC.

By: /s/ Gary Kolstad

Name: Gary Kolstad
Title: President

STRATAGEN, INC.

By: /s/ Gary Kolstad

Name: Gary Kolstad
Title: President

1

ADMINISTRATIVE AGENT:

WILKS BROTHERS, LLC,

as Administrative Agent

By: /s/ Morgan D. Neff

Name: Morgan D. Neff
Title: Authorized Representative

LENDERS:

WILKS BROTHERS, LLC

By: /s/ Morgan D. Neff

Name: Morgan D. Neff
Title: Authorized Representative

EQUIFY FINANCIAL LLC

By: /s/ Pat Hoiby

Name: Pay Hoiby
Title: President

2

SCHEDULE I

Commitments, Contact Information

ADMINISTRATIVE AGENT
Wilks Brothers, LLC, as Administrative Agent	Address: 17010 IH-20 Cisco, Texas 76437 Attn: Morgan Neff Matthew Wilks Facsimile:(817) 850-3698 Email:Mneff@wilksbrothers.com Mwilks@ie-llc.net
CREDIT PARTIES
Borrower/Guarantors

Address:Energy Center II

575 N. Dairy Ashford Rd., Ste 300
Houston, TX 77079

Attn: Ernesto Bautista III

Chief Financial Officer

Telephone:(281) 931-8884

Facsimile: (281) 931-8302

Email:ernesto.bautista@carboceramics.com

LENDERS
Wilks Brothers, LLC Additional Term Loan Commitment: $12,349,000.00 Term Loans Outstanding: $33,150,000.00[1]	Address: Wilks Brothers, LLC 17010 IH-20 Cisco, Texas 76437 Attn: Morgan Neff Matthew Wilks Facsimile:(817) 850-3698 Email:Mneff@wilksbrothers.com Mwilks@ie-llc.net
Equify Financial LLC Incremental Term Loan Commitment: $14,533,000.00 Term Loans Outstanding: $31,850,000.00[2]	Address:777 Main Street, Suite 3900 Fort Worth, TX 76102 Attn: Bill Baker Telephone:(817) 490-6800 Email:bill.baker@equifyllc.com

[1]	After giving effect to Assignment and Acceptance effective as of June 20, 2019 between Wilks Brothers, LLC, as assignor, and Equify Financial LLC, as assignee.
[2]

After giving effect to (x) Assignment and Acceptance effective as of June 20, 2019 between Wilks Brothers, LLC, as assignor, and Equify Financial LLC, as assignee, and (y) Equify’s funding of its entire commitment pursuant to the Second Amendment to Credit Agreement and Joinder.